UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2011

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 12, 2011, the Board of Directors (“Board”) of Danaher Corporation (“Danaher”) approved amended and restated by-laws for Danaher. The amendments:

•

require that notice of business to be brought at an annual meeting be provided no less than 60 nor more than 90 days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting (the by-laws previously required notice at least 45 days prior to the anniversary date, and did not have an outside date for notices), require notice no less than 90 days before the current year’s annual meeting date if there was no annual meeting in the prior year or if the current year meeting date changed by more than 30 days compared to the prior year (the by-laws previously required notice at least 60 days prior to the annual meeting date in such circumstances), and require a shareholder proposing business at any meeting to disclose all derivative securities and other voting or economic interests in or referencing Danaher held by such shareholder or by any Board nominee of such shareholder;

•

provide that to be eligible for election to the Board at a shareholders’ meeting a person must (1) be nominated by either the Board or by a record stockholder in accordance with the by-laws, and (2) submit a written consent to serve as a director and an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election and acceptance by the Board;

•

reduce the percentage of shares required to call a special meeting from a majority to 25% (reflecting a certificate of incorporation amendment approved at Danaher’s annual meeting of shareholders in May 2011 (“2011 Annual Meeting”)), prohibit shareholders from calling special meetings within 90 days before the anniversary date of the prior year’s annual meeting or 30 days after the current year’s annual meeting, provide procedures for revoking a special meeting request, and require that any request to call a special meeting be in writing and be for a proper purpose under Delaware law;

•

eliminate references to the classification of the Board (reflecting a certificate of incorporation amendment approved at the 2011 Annual Meeting), provide that shareholders may remove directors elected after the 2011 Annual Meeting with or without cause, and provide that the Board has sole right to fill vacancies and newly created directorships;

•	provide that future share issuances will not be represented by physical certificates;

•

allow the Board to bifurcate the record date for determining notice of a meeting from the record date for determining entitlement to vote, and to permit remote communications in conducting Board and shareholder meetings;

•	provide that the right to receive indemnification under the by-laws generally may not be impaired or eliminated after occurrence of the act/omission that is the subject of the indemnification;

•

provide that the Court of Chancery for the State of Delaware is the exclusive forum for derivative claims against Danaher, breach of fiduciary duty claims, other claims arising out of Delaware’s General Corporation Law (DGCL) or any claim governed by Delaware law under the internal affairs doctrine;

•

conform the voting standard generally applicable to shareholder actions to the voting standard set forth in Section 216 of the DGCL, while providing that the voting standard for any shareholder action required by any stock exchange rule or regulation is the voting standard prescribed by such stock exchange/ regulation; and

•

update the by-law provisions relating to company officers, confirm that attendance at a meeting constitutes a waiver of notice of such meeting and change all requirements for approval by a majority of “the entire Board of Directors” to approval by a majority of the directors then in office.

The foregoing summary is qualified in its entirety by reference to the amended and restated by-laws, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

3.1	Amended and Restated By-Laws of Danaher Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

Dated: July 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Danaher Corporation